Exhibit 10.3
PROMISSORY NOTE
(Advance)

$250,000.00                                                               Dallas, Texas                                                       August 29, 2007

                      FOR VALUE RECEIVED, each of the undersigned DOUGHERTY’S PHARMACY, INC., a Texas corporation, ALVIN MEDICINE MAN, LP, a Texas limited partnership, ANGLETON MEDICINE MAN, LP, a Texas limited partnership, SANTA FE MEDICINE MAN, LP, a Texas limited partnership (herein called “Maker,” whether one or more), hereby jointly and severally promises to pay to the order of AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Payee”), at its offices at 1807 Ross Avenue, Suite 400, Dallas, Dallas County, Texas  75201, in lawful money of the United States of America, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining as herein specified, in monthly payments as follows:

           (a)           Interest only shall be due and payable monthly as it accrues on the 20th day of each and every calendar month, commencing September 20, 2007 until September 20, 2008;

           (b)           Thereafter, principal under this Note shall be due and payable in equal monthly payments sufficient to fully amortize the outstanding principal balance hereof as of August 29, 2008 over forty-eight (48) months, such payments commencing on October 20, 2008, and continuing to be due and payable on the 20th day of each calendar month thereafter, until August 29, 2012 (“Maturity Date”), when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable.  Interest, computed on the unpaid principal balance hereof, shall be due and payable monthly as it accrues, on the same dates as, but in addition to, said payments of principal; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of interest accrued and to the reduction of principal, in such order as Payee shall determine.

           (c)           If a payment is made 10 days or more late, Maker will be charged, in addition to interest, a delinquency charge of 5% of the unpaid portion of the regularly scheduled payment.  Maker agrees with Payee that the charges set forth herein are reasonable compensation to Payee for the handling of such late payments.

                      The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined), or (b) a rate equal to the Prime Rate (hereinafter defined) of Payee in effect from day to day plus one quarter of one percent (0.25%), each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Prime Rate; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.  All past due principal and interest shall bear interest at the Default Rate (hereinafter defined).

                      Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                      As used in this Note, the following terms shall have the respective meanings indicated below:

           “Agreement” means, that certain Loan Agreement dated February 20, 2007 between Maker and Payee, as the same has been and may hereafter be amended or modified from time to time.

“Default Rate” means the Maximum Rate or, if no Maximum Rate exists, the sum of the Prime Rate in effect from day to day plus three percent (3.0%).

“Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including the Texas Finance Code, as supplemented by the Texas Credit Title, but otherwise without limitation, that rate based upon the “Weekly Ceiling” and calculated after taking into account any and all relevant fees, payments, and other charges in respect of this Note which are deemed to be interest under applicable law.

           “Prime Rate” means, at any time, the rate of interest per annum then most recently established by Payee as its Prime Rate.  The Prime Rate is not necessarily the lowest rate charged by Payee on its loans.

                      This Note is the Advance Note provided for in the Agreement.  Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, any such partial prepayments to be applied in inverse order of maturity to the last maturing installment(s) of principal.

                      Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.  If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.  If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

           This Note is secured by all security agreements, assignments and other writings of every kind and nature heretofore, now or hereafter executed by Maker or any other person to secure any indebtedness of Maker which is now or hereafter owing to any holder of this Note, whether or not any of such writings describe, cover, pertain or affect any property, rights or interests which are similar or dissimilar to any of the following described property, rights or interests, and whether or not such writings were originally executed or delivered to of for the benefit of any holder of this Note or executed or delivered to or for the benefit of any other person and acquired by purchase or otherwise by any holder of this Note, and whether or not any such lien or security interest or other interest was created by any then owner of any interest in or to any of the property, rights or interests which are described in or covered by any such writing or to which any such writing may pertain or affect.  Maker further hereby agrees and consents to all of the terms, provisions, agreements, covenants and warranties set forth or contained in all of the security agreements, assignments and other writings now or hereafter securing or pertaining to the loan evidenced by this Note and agrees that all of the writings now or hereafter securing or pertaining to the loan evidenced by this Note (and all terms, provisions, agreements, covenants and warranties contained in such writings) shall be binding in all respects on Maker of this Note (whether or not Maker has executed such writings) and on the heirs, successors, legal representatives and assigns of Maker.

                      Upon the occurrence of any Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, and offset against this Note any sum or sums owed by the holder hereof to Maker.  Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.  During the continuance of an Event of Default, this Note shall bear interest at the Default Rate.

                      If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable collection costs, expenses and fees incurred by the holder, including reasonable attorneys’ fees.

                      This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.  This Note is performable in Dallas County, Texas.  Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas.  Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.  Nothing herein shall affect the right of Payee to bring any action or proceeding against Maker or any other party liable hereunder or with respect to any collateral in any state or federal court in any other Jurisdiction.  Any action or proceeding by Maker or any other party liable hereunder against Payee shall be brought only in a court located in Dallas County, Texas.

                      Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                      Maker hereby authorizes the holder hereof to record in the records of holder hereof all advances made to Maker hereunder and all payments made on account of the principal thereof, which records shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, any failure by the holder hereof to make any recordation shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.

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BORROWER:

DOUGHERTY’S PHARMACY, INC.,
a Texas corporation

By: /s/David E. Bowe
Name:                      David E. Bowe
Title:           President and Chief Executive Officer

ALVIN MEDICINE MAN, LP,
a Texas limited partnership

By:         Alvin Medicine Man GP, LLC,
         a Texas limited liability company,
         its General Partner

      By: /s/David E. Bowe
      Name:  David E. Bowe
      Title:    President and Chief Executive Officer

ANGLETON MEDICINE MAN, LP,
a Texas limited partnership

By:              Angleton Medicine Man GP, LLC,
         a Texas limited liability company,
         its General Partner

         By: /s/David E. Bowe
         Name:  David E. Bowe
         Title:    President and Chief Executive Officer

(Signatures continue on the following page)

SANTA FE MEDICINE MAN, LP,
a Texas limited partnership

By:           Santa Fe Medicine Man GP, LLC,
         a Texas limited liability company,
         its General Partner

         By: /s/David E. Bowe
         Name:  David E. Bowe
         Title:    President and Chief Executive Officer